Exhibit 4.3.1

[FORM OF FACE OF INITIAL SECURITY]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO CONAGRA FOODS, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

CONAGRA FOODS, INC.

No.	4.950% Senior Note due 2020	$

CUSIP NUMBER: 205887 BL5

ConAgra Foods, Inc., a Delaware corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to) for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                      DOLLARS ($        ) [or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in the Global Note attached hereto]* on August 15, 2020, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon, semiannually on February 15 and August 15 in each year, commencing August 15, 2013, on said principal amount at the rate per annum specified in the title of this Note, from the February 15 or the August 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid on this Note or duly provided for, in which case from January 31, 2013 until payment of said principal sum has been made or duly provided for.

Notwithstanding the foregoing, if the date hereof is after February 1 or August 1, as the case may be, and before the following February 15 or August 15, this Note shall bear interest from such February 15 or August 15; provided, that if the Company shall default in the payment of interest due on such February 15 or August 15, then this Note shall bear interest from the next preceding February 15 or August 15, to which interest has been paid or duly provided for or, if no interest has been paid on this Note or duly provided for, from January 31, 2013. The interest, so payable on any February 15 or August 15 shall, subject to certain exceptions provided in the Indenture referred to herein, be paid to the Person in whose name this Note is registered at the close of business on the February 1 or August 1, as the case may be (whether or not a Business Day), next preceding such February 15 or August 15. Payment of the principal of and interest on this Note shall be made at the office or agency of the Company maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. At the option of the Company, interest may be paid by check to the Person entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered Holder hereof or other Person entitled thereto against surrender of this Note.

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is as of the date of original issuance of this Note limited in the aggregate principal amount to $282,741,000, all such Securities issued or to be issued under and pursuant to an Indenture dated as of October 8, 1990, as supplemented, (hereinafter referred to as the

*	Insert in Global Notes only.

“Indenture”), between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. and The Chase Manhattan Bank (National Association)), as trustee (hereinafter referred to as the “Trustee” which term shall also include any successor or co-trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of Global Notes (each a “Global Note”) which represent all of the Company’s 4.950% Senior Notes due 2020 (the “Notes”). Provided the Company complies with the requirements of Section 2.4 of the Indenture, the Company may, without the consent of the Holders of the Notes, create and issue additional Notes ranking equally with the Notes and otherwise similar in all respects so that such further Notes would be consolidated and form a single series of Securities.

The Notes will be redeemable at the option of the Company, in whole or in part at any time (each, a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum, as determined by an Independent Investment Banker, of the present values of the principal amount and the remaining scheduled payments of interest on the Notes to be redeemed (exclusive of interest accrued to such Redemption Date), discounted from the scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points plus, in each case, accrued but unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an interest payment date falling on or prior to the relevant Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture. The Company shall mail notice of any redemption at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed, and such notice shall meet the requirements of Section 12.2 of the Indenture. Notwithstanding Section 12.2 of the Indenture, the notice of such redemption need not set forth the redemption price but only the manner of calculation thereof. The Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

For purposes of the redemption provisions of the Notes, the following terms are applicable:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and at least three other primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes by notifying the Holders of the Notes to such effect, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 and any integral multiples of $1,000 in excess thereof, provided that any portion not repurchased shall be in a principal amount of at least $2,000) of such Holder’s Notes on the terms set forth herein. In a Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, on the Notes to be repurchased to the date of repurchase (a “Change of Control Payment”), subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice by first class mail to Holders of the Notes, with a copy of such notice delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

In order to accept the Change of Control Offer, the Holder must deliver to the paying agent, at least five Business Days prior to the Change of Control Payment Date, this Note together with the form entitled “Option to Elect Repayment Form” (which form is annexed hereto) duly completed, or a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

(1) the name of the Holder of this Note;

(2) the principal amount of this Note;

(3) the principal amount of this Note to be repurchased;

(4) the certificate number or a description of the tenor and terms of this Note;

(5) a statement that the Holder is accepting the Change of Control Offer; and

(6) a guarantee that this Note, together with the form entitled “Option to Elect Repayment Form” duly completed, shall be received by the paying agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by a Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of this Note, but in that event the principal amount of this Note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer and not validly withdrawn;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not validly withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted for repurchase together with an Officers’ Certificate stating the aggregate principal amount of the Notes or portions of Notes being repurchased and that all conditions precedent to the repurchase by the Company of the Notes pursuant to the Change of Control Offer have been met.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the Notes, the following terms are applicable:

“Capital Stock” means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

“Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries; (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 50% of the Company’s then outstanding Voting Stock or other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (c) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or (d) the adoption of a plan relating to the Company’s liquidation or dissolution; provided, however, that a transaction shall not be considered to be a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event; provided, however, that no Change of Control Triggering Event shall be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who: (a) was a member of such Board of Directors on the first date that any of the Notes were issued; or (b) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means: (a) each of Moody’s, S&P and Fitch; and (b) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act that is selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be.

“Rating Event” means (i) the rating of the Notes is lowered by each of the Rating Agencies on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public notice of the Company’s intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), and (ii) the Notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Rating Event shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such person.

The Indenture contains provisions for defeasance and discharge at the Company’s option of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Notwithstanding anything to the contrary contained in the Indenture, if an Event of Default with respect to the Notes occurs and is continuing under clause (d) or (e) of Section 5.1 of the Indenture (which clauses relate to certain events of bankruptcy, insolvency and reorganization), then the entire principal amount of the Notes and interest accrued thereon shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or elimination of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, of all series to be affected thereby, voting together as a single class. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing voting together as a single class may on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the times, place and rate, and in the coin or currency, herein prescribed.

This Note is a Global Note registered in the name of Cede & Co., as nominee of the Depositary. Beneficial interests in this Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and the participants of the Depositary. Except as described below, Notes in certificated form will not be issued in exchange for this Global Note.

If the Depositary for the Notes represented by this Global Note is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within ninety days or an Event of Default has occurred and is continuing with respect to the Notes, the Company shall issue such Notes in definitive form in exchange for this Global Note. In addition, the Company may at any time and in its sole discretion, but subject to the procedures of the Depositary, determine not to have the Notes represented by one or more Global Notes and, in such event, shall issue Notes in definitive form in exchange for the Global Note or Notes representing the Notes.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and multiples of $1,000 in excess of $2,000.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Trustee and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided, subject to the record date provisions of this Note, and for all other purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing thereon and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, nor be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: , 2013

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within mentioned Indenture.

The Bank of New York Mellon, as Trustee	CONAGRA FOODS, INC.

By:	By:
Authorized Signatory	Name:
Title:

(SEAL)

Attest

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                         , as agent, to transfer this Note on the books of the Company. The agent may substitute another to act for him.

In connection with the assignment of the Notes evidenced by this certificate occurring prior to the date that is one year or six months, as the case may be (as specified in Rule 144(d) under the Securities Act), after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1 ☐	acquired for the undersigned’s own account, without transfer; or

2 ☐	transferred to the Company; or

3 ☐	transferred pursuant to and in compliance with Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or

4 ☐	transferred pursuant to an effective registration statement under the Securities Act; or

5 ☐	transferred pursuance to and in compliance with Regulation S promulgated under the Securities Act; or

6 ☐	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) that, prior to such transfer, furnished the Trustee with a signed letter containing certain representations and agreements relating to the transfer; or

7 ☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144A promulgated under the Securities Act.

Dated:	Signature:

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A promulgated under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	Signature:

OPTION TO ELECT REPAYMENT FORM

TO BE COMPLETED ONLY IF THE HOLDER

ELECTS TO ACCEPT THE CHANGE OF CONTROL OFFER

The undersigned hereby irrevocably requests and instructs the Company to repurchase the within Note (or the portion thereof specified below), pursuant to its terms, on the Change of Control Payment Date specified in the Change of Control Offer, for the Change of Control Payment specified in the within Note, and to pay the Change of Control Payment to the undersigned,                                         , at                                          (please print or typewrite name and address of the undersigned).

For this election to accept the Change of Control Offer to be effective, the Company must receive, at the address of the paying agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Note at least five Business Days prior to the Change of Control Payment Date, either (i) this Note with this “Option to Elect Repayment Form” form duly completed, or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States setting forth (a) the name of the Holder of the Note, (b) the principal amount of the Note, (c) the principal amount of the Note to be repurchased, (d) the certificate number or description of the tenor and terms of the Note, (e) a statement that the Holder of the within Note is accepting the Change of Control Offer, and (f) a guarantee stating that the Note to be repurchased, together with this “Option to Elect Repayment Form” duly completed will be received by the paying agent five Business Days prior to the Change of Control Payment Date. The address of the paying agent is c/o The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, IL 60602.

If less than the entire principal amount of the within Note is to be repurchased, specify the portion thereof (which principal amount must be $2,000 and any integral multiples of $1,000 in excess thereof, provided that any portion not repurchased shall be in a principal amount of least $2,000) which the Holder elects to have repurchased: $            .

(Print or Type Name and Address including Zip Code and taxpayer identification number)

NOTE: The signature to this election form must correspond to the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

*	Insert in Global Notes only.